Exhibit 4.34

CONSENT AND AMENDMENT NO. 2

TO CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 30, 2014, by and among Wise Alloys LLC, a Delaware limited liability company (the “Borrower”), the other Credit Parties signatory hereto, General Electric Capital Corporation, as Agent (“Agent”), and the Lenders signatory hereto, amends that certain Credit Agreement, dated as of December 11, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the other Credit Parties party thereto, Agent, and the Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, the Borrower has informed Agent and the Lenders that Holdings is expected, on the date hereof, to distribute (the “Specified Distribution”) all of the Stock of Wise Recycling, LLC, a Maryland limited liability company (“Wise Recycling”), owned by Holdings to the sole member of Holdings, Wise Metals Intermediate Holdings LLC, a Delaware limited liability company (“Wise Intermediate”), and, immediately following such Specified Distribution, Wise Intermediate shall distribute all of such Stock of Wise Recycling to the sole member of Wise Intermediate, Wise Metals Holdings LLC, a Delaware limited liability company;

WHEREAS, pursuant to that certain Consent Memorandum, dated April 8, 2014 (the “April 2014 Consent Memorandum”), by and among Agent, the Lenders party thereto and the Credit Parties, the Credit Parties agreed that the Credit Parties and their Restricted Subsidiaries would not make any further Restricted Payments during the 2014 Fiscal Year pursuant to Section 5.10(g) of the Credit Agreement;

WHEREAS, the Borrower has requested that Agent and the Lenders (i) consent to the Specified Distribution and agree that Holdings may make certain additional Restricted Payments during the 2014 Fiscal Year, notwithstanding the limitations contained in Section 5.2 or 5.10 of the Credit Agreement or the April 2014 Consent Memorandum and (ii) agree to make certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party hereto and Agent have so agreed, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to enter into this Amendment.

1. Consent. Subject to the satisfaction of the conditions precedent set forth in Paragraph 3 of this Amendment, Agent and the Lenders hereby agree that, notwithstanding the limitations contained in Section 5.2 or 5.10 of the Credit Agreement or the April 2014 Consent Memorandum, (a) Holdings may make the Specified Distribution on the date hereof and (b) the Credit Parties and their Restricted Subsidiaries may make further Restricted Payments during the 2014 Fiscal Year pursuant to, and in accordance with, Section 5.10(g) of the Credit Agreement so long as the sum of (i) the aggregate amount of Investments made by the Credit Parties and their Restricted Subsidiaries in Wise Recycling and its Subsidiaries on and after the date hereof plus (ii) the aggregate amount of Restricted Payments made on and after the date hereof during the 2014 Fiscal Year pursuant to Section 5.10(g) of the Credit Agreement does not exceed $2,000,000.

2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Paragraph 3 of this Amendment, the reference to the figure “$15,000,000” in Section 5.4(h) of the Credit Agreement is hereby replaced with the figure “$2,000,000”.

3. Effectiveness of this Amendment; Conditions Precedent. The provisions of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon Agent’s receipt of (a) a counterpart of this Amendment executed and delivered by duly authorized officers of the Borrower, each other Credit Party, the Required Lenders and Agent and (b) evidence reasonably satisfactory to Agent that the credit facility evidenced by that certain Credit Agreement, dated as of December 11, 2013, by and among Wise Recycling, as the Borrower, the other Credit Parties party thereto, GE Capital, as Agent, and the lenders from time to time party thereto, as amended, has been terminated and cancelled, all indebtedness thereunder has been fully repaid and all liens thereunder have been terminated.

4. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Representations and Warranties. Each Credit Party hereby represents and warrants that, as of the date hereof:

(i) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(ii) its execution, delivery and performance of this Amendment and its performance of the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not and will not: (1) contravene the terms of its Organizational Documents, (2) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its Property is subject, or (3) violate any Requirement of Law in any material respect; and

(iii) after giving effect to this Amendment, (1) no Default or Event of Default has occurred and is continuing and (2) each representation and warranty of such Credit Party contained in the Credit Agreement and in each other Loan Document to which it is a party is true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representation or warranty is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date).

(e) Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH, OR RELATING TO, THIS AMENDMENT.

(f) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(g) No Other Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or any other Loan Document or of any Default or Event of Default that may have occurred and be continuing or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(h) Agent’s Expenses. The Borrower hereby agrees to promptly reimburse Agent for all of the reasonable out-of-pocket costs and expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

WISE ALLOYS LLC, as the Borrower

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Secretary

WISE METALS GROUP LLC, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Secretary

WISE ALLOYS FINANCE CORPORATION, as a Credit Party LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Secretary

WISE ALLOYS FINANCE CORPORATION, as a Credit Party LLC

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Secretary

ALABAMA ELECTRIC MOTOR SERVICES, LLC, as a Credit Party

By:	/s/ Robert Ericson
	Name:	Robert Ericson
	Title:	Executive Vice President and Secretary

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Swingline Lender and a Lender

By:	/s/ Matthew N. McAlpine
	Name:	Matthew N. McAlpine
	Title:	Duly Authorized Signatory

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

GE CAPITAL BANK, as a Lender

By:	/s/ Woodrow Broaders Jr.
	Name:	Woodrow Broaders Jr.
	Title:	Duly Authorized Signatory

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

GE ASSET BASED MASTER NOTE, as a Lender

By:	/s/ Matthew N. McAlpine
	Name:	Matthew N. McAlpine
	Title:	Duly Authorized Signatory

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth B. Butler
	Name:	Kenneth B. Butler
	Title:	Senior Vice President

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

REGIONS BANK, as a Lender

By:	/s/ Debra L. Coheley
	Name:	Debra L. Coheley
	Title:	Senior Vice President

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)

HVB CAPITAL CREDIT LLC, as a Lender

By:	/s/ Mark Fagnoni
	Name:	Mark Fagnoni
	Title:	First Senior Vice President

Signature Page to

Consent and Amendment No. 2

(Wise Alloys LLC)